UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NUVELO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NUVELO, INC. OFFERS SHAREHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

If you return this proxy card and no selection is made, this proxy will be voted FOR proposal 2.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0836, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 12:00 a.m. Eastern Standard Time on January 23, 2009.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 12:00 a.m. Eastern Standard Time on January 23, 2009.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson, Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

X	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposal 2.

1.	To approve the issuance of shares of Nuvelo, Inc., pursuant to the agreement and plan of merger and reorganization, dated as of September 24, 2008 and as amended October 28, 2008, among Nuvelo, Dawn Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nuvelo, and ARCA biopharma, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve an amendment to Nuvelo’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Nuvelo’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

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3.	To approve an amendment to Nuvelo’s amended and restated certificate of incorporation to increase the number of authorized shares of Nuvelo’s common stock to 250 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	If necessary, to adjourn the Nuvelo, Inc., special meeting to solicit additional proxies if there are not sufficient votes for Proposals No. 1 and No. 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2009 Special Meeting and at any adjournment or postponement thereof.

Dated

Signature(s)

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenents, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

This Proxy is Solicited on Behalf of the Board of Directors
Nuvelo, Inc. (“Nuvelo”)
2009 Special Meeting of Stockholders
(Adjourned to January 23, 2009)

P R O X Y

The undersigned hereby appoints Dr. Ted W. Love and Lee Bendekgey as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, a Delaware corporation, standing in the name of the undersigned with all powers which the undersigned would have if present at the Special Meeting of Stockholders held on January 7, 2009 which has been adjourned to January 23, 2009 at 9:00 AM Pacific Time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as specified on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposal 2.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call Georgeson Inc. our proxy solicitor toll free at 1-877-816-0836.

SEE REVERSE SIDE